Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Tenet Healthcare Corporation:

We consent to the incorporation by reference in Tenet Healthcare Corporation’s registration statements on Form S-3 (Nos. 33-57801, 33-55285, 333-24955, 333-21867 and 333-26621), registration statements on Form S-4 (Nos. 33-57485, 333-18185, 333-74158, 333-118751 and 333-123944) and registration statements on Form S-8 (Nos. 33-50182, 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, and 333-151887) of our report dated February 26, 2007 except as to note 13, which is as of February 25, 2008 and notes 1, 3, 4, 5, 6, 12, and 14, which are as of December 15, 2008, with respect to the consolidated balance sheet of Tenet Healthcare Corporation as of December 31, 2006, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2006, included in the Company’s Current Report on Form 8-K dated January 21, 2009.

As described in Note 2 to the consolidated financial statements, effective December 31, 2005, the Company changed its method of accounting for asset retirement obligations.

/s/ KPMG LLP

Dallas, Texas
January 21, 2009